UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

San Juan Basin Royalty Trust

(Exact name of registrant as specified in the

Amended and Restated San Juan Basin Royalty Trust Indenture)

Texas	1-8032	75-6279898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Compass Bank, Trust Department 300 W. 7th Street, Suite B Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 809-4553

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained or incorporated in Item 8.01 of this Form 8-K is incorporated by reference in this Item 2.04.

Item 8.01 Other Events.

On July 31, 2012, the San Juan Basin Royalty Trust (the “Trust”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that Compass Bank (the “Trustee”) as Trustee of the San Juan Basin Royalty Trust, had received notice from Burlington Resources Oil & Gas Company LP (“Burlington”) that Burlington miscalculated the Royalty distributed to the Trust for the four months of April through July 2012.

Royalty income recorded for a month is the amount computed and paid to the Trust with respect to the Trust’s 75% net overriding royalty interest (the “Royalty”) in certain oil and gas leasehold and royalty interests (the “Underlying Properties”) by Burlington, the present owner and principal operator of the Underlying Properties. Royalty income consists of the proceeds received by Burlington from the sale of gas and oil production from the Underlying Properties less accrued production costs, development and drilling costs, applicable taxes, operating charges, and other costs and deductions multiplied by 75%. Under the Trust’s conveyance document, Burlington is permitted to recapture overpayments against future Royalty income payable to the Trust.

For the months of April through July, Burlington caused lease operating expenses and capital expenditures to be understated by approximately 25%. As a result of the error, the Royalty income due the Trust for those four months was overpaid by approximately $3,386,861. Burlington has communicated to the Trust that, as permitted under the terms of the Royalty conveyance document, it intends to offset the overpayment against Royalty income payable to the Trust over four consecutive months beginning with August 2012. Based upon the additional monthly lease operating expenses and capital expenditures Burlington reports it will use in order to recover the overpayment, it is estimated that the Royalty income distributions by the Trust will be reduced by approximately $742,779 in August, $1,090,583 in September, $767,122 in October and $786,377 in November 2012.

Burlington indicates it is reviewing its procedures and documentation to eliminate the possibility of a similar error occurring in the future. The Trust’s external compliance auditors have been consulted and will be reviewing Burlington’s revised calculations on behalf of the Trust.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated July 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANK, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)

By:	/s/ Lee Ann Anderson
Lee Ann Anderson
Vice President and Senior Trust Officer

Date: August 1, 2012

(The Trust has no directors or executive officers.)